                                                                    Exhibit 4.10

Redemption Rights Agreement

Redemption Rights Agreement, dated October 21, 1998, among (i) GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), (ii) General Growth Properties, Inc., a Delaware corporation (the "General Partner"), and
(iii) the following (collectively, "Contributing Partners"): (a) MSV Properties, L.L.C., a Georgia limited liability company, (b) Shreve Capital, Inc., a Louisiana corporation, (c) CMS/Valley Forge Real Estate Opportunity Fund, L.P., a Delaware limited partnership, (d) Harry J. Butler, Jr., (e) Sealy Retail Properties, L.L.C., a Louisiana limited liability company, (f) Scott P. Sealy,
(g) Mark P. Sealy, (h) Gwen Sealy, (i) Scott P. Sealy, not individually but solely as Trustee for J. Pollard Sealy Trust for Scott P. Sealy, (j) Scott P. Sealy, not individually but solely as Trustee for J. Pollard Sealy Trust for Laura Celeste Sealy Curtis, (k) Scott P. Sealy, not individually but solely as Trustee for J. Pollard Sealy Trust for Mark P. Sealy, (l) Scott P. Sealy, not individually but solely as Trustee for J. Pollard Sealy Trust for Lisa Wood Sealy Hollier and (m) Scott P. Sealy, not individually but solely as Trustee for
J. Pollard Sealy Trust for Sue Sealy Geren.

RECITALS

     WHEREAS, concurrently herewith, Contributing Partners are being admitted as limited partners of the Partnership, the general partner of which is the General Partner;

     WHEREAS, shares of common stock, $.10 par value per share, of the General Partner (the "Common Stock") are listed on the New York Stock Exchange; and

     WHEREAS, the parties desire to set forth herein the terms and conditions upon which Contributing Partners may cause the Partnership to redeem its limited partnership units in the Partnership.

     NOW, THEREFORE, the parties hereby agree as follows:

          Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Acts" shall mean the Securities Act and the Exchange Act, collectively.

     "Affiliates" shall mean "affiliates" as defined pursuant to the Securities Act and the regulations promulgated thereunder.

     "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.

     "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Units, an amount of cash equal to the value of the Share Purchase Price (computed as of the Computation Date and equal to the Current Per Share Market Price on such Computation Date multiplied by the number of Shares) that would be payable with respect to such Units assuming the Share Purchase Price were paid in full satisfaction of the Purchase Price of such Units. In the event that the Share Purchase Price includes securities other than Shares, then the value of such other securities shall be determined by the General Partner acting in good faith on the basis of the closing prices of securities if listed on a nationally recognized exchange and otherwise on the basis of such quotations and other information as the General Partner considers, in its reasonable judgment, appropriate. Notwithstanding anything to the contrary contained herein, in the event that Redemption Rights are exercised in respect of any Immediately Redeemable Units on or before the one hundred eightieth (180th) day after the date hereof, the Cash Purchase Price for such Units shall be equal to the product of (a) the number of such Units multiplied by (b) the Share Price (subject to adjustment in the event of a subdivision, combination or other similar event in respect of the Units).

     "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

     "Common Stock" shall have the meaning set forth in the recitals.

     "Computation Date" shall mean the date on which the applicable Notice is received by the Partnership or, if such date is not a Business Day, the first Business Day thereafter.

     "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Section 6(a).

     "Contribution Agreement" shall mean that certain Contribution Agreement dated October 21, 1998, among the Partnership and MSV Properties, L.L.C., a Georgia limited liability company, as the same has been and may hereafter be amended from time to time, pursuant to which this Agreement is being executed.

     "Current Per Share Market Price" shall have the meaning set forth in the Partnership Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

     "Expiration Date" shall mean the earlier of (a) August 1, 2038 and (b) the date upon which all Units have been redeemed or purchased in accordance with the terms hereof.

     "Holder" shall mean a Person (other than the General Partner) who at the time in question holds one or more of the Units in accordance with the Partnership Agreement, as the same may be amended from time to time.

     "Immediately Redeemable Units" shall mean the Units issued to the parties as specified and in the quantities indicated on the attached Exhibit B pursuant to the Contribution Agreement.

     "Liens" shall have the meaning set forth in the Contribution Agreement.

     "Major Transaction Event" shall mean, with respect to the General Partner,
(a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a));
(b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

     "Notice" shall have the meaning set forth in Section 3.2.

     "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 1, 1998, as amended by that certain First Amendment thereto dated as of June 10, 1998 and that certain Second Amendment thereto dated as of June 29, 1998, and as the same may be further amended from time to time.

     "Person" shall mean any natural person, corporation, partnership, association, limited liability company, trust or other entity.

     "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price, or a combination thereof.

     "Redemption Rights" shall have the meaning set forth in Section 2.

     "REIT" shall mean real estate investment trust as such term is defined under the Code.

     "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time to time.

     "Registration Expenses" shall mean all expenses incident to the General Partner's performance of or compliance with the registration requirements set forth in this Agreement, including without limitation (a) the fees, disbursements and expenses of the General Partner's counsel and accountants in connection with the registration of Shares issuable upon the exercise of the Redemption Rights; (b) all expenses in connection with the preparation and printing of the registration statement or statements, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto; (c) the cost of printing or producing any blue sky or legal investment memoranda or other documents in connection with the offering, sale or delivery of such Shares; (d) all expenses in connection with the qualification of such Shares under state securities laws; (e) the fees and expenses incurred in connection with the listing of such Shares on each securities exchange on which securities of the same class are then listed and
(f) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees. Notwithstanding the foregoing, Registration Expenses shall not include (and the General Partner will pay) any costs incurred by the Partnership or the General Partner in preparing any document that is incorporated by reference in a registration statement, or any professional fee or other expenses, that would have been incurred apart from the obligation of the General Partner hereunder to file a Registration Statement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

     "Share Price" shall have the meaning set forth in the Contribution
Agreement.

     "Share Purchase Price" shall mean, with respect to the exercise of any Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than rights referred to in Section 6(b)) or any other securities or property, then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities that a holder of that number of Shares would have been entitled to receive.

     "Shares" shall mean shares of the Common Stock.

     "Units" shall mean the common units of limited partnership in the Partnership issued to Contributing Partners pursuant to the Contribution Agreement.

          Grant of Redemption Rights.

     (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to each Contributing Partner, and such Contributing Partner does hereby accept, the right, but without obligation on the part of such Contributing Partner, to require the Partnership to redeem from time to time part or all of the Units of such Contributing Partner for the Cash Purchase Price ("Redemption Rights").

     (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume the obligation of the Partnership with respect to and satisfy any Contributing Partner's exercise of a Redemption Right by paying to such Contributing Partner, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with respect to the Units for which such Contributing Partner exercised its Redemption Rights. If the General Partner assumes such obligations with respect to the exercise by any Contributing Partner of a Redemption Right as to certain Units and makes the required payment, then the Partnership shall have no obligation to pay any amount to such Contributing Partner with respect to the exercise of a Redemption Right for such Units, and any Units purchased shall be owned by the General Partner for all purposes. Notwithstanding anything to the contrary contained herein, the General Partner shall not have the right to deliver the Share Purchase Price in connection with the exercise of Redemption Rights in respect of any Immediately Redeemable Units.

     (c) If the General Partner shall assume the obligations of the Partnership with respect to the exercise by a Contributing Partner of a Redemption Right, the Partnership, such Contributing Partner and the General Partner each shall treat the transaction between the General Partner and such Contributing Partner as a sale of such Contributing Partner's Units (or a portion thereof) to the General Partner for federal income tax purposes.

     (d) Upon the redemption or purchase of part or all of any Contributing Partner's Units and the payment of the Purchase Price with respect thereto, such Person shall be deemed withdrawn as a Partner in the Partnership to the extent of the Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Units; provided, however, that such Contributing Partner's rights under this Agreement with regard to any other Units will continue in full force and effect.

     (e) No fractional Shares shall be issued hereunder. In lieu of fractional Shares, the General Partner shall pay cash based on the Current Per Share Market Price on the relevant Computation Date.

          Exercise of Redemption Rights.

          Time for Exercise of Redemption Rights. Each Contributing Partner may exercise its Redemption Rights in whole or in part and at any time and from time to time on or after the first anniversary of the date hereof (but each Contributing Partner holding Immediately Redeemable Units may exercise its Redemption Rights as to such Units at any time and from time to time on or after the date hereof) but prior to the Expiration Date; provided, however, that the Redemption Rights may not be exercised at any one time by a Contributing Partner with respect to less than 1,000 Units (or all the Units then owned by such Contributing Partner if such Contributing Partner owns less than 1,000 Units) or in the event that such exercise of Redemption Rights (or the assignment of Units or delivery of either the Cash Purchase Price or the Share Purchase Price with respect thereto) violates the terms of the Partnership Agreement or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Units specified therein in accordance with the terms hereof.

          Method of Exercise. The Redemption Rights shall be exercised by written notice (the "Notice") to the Partnership in the form of Exhibit A specifying the number of Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the exercising Contributing Partner.

          Closing. The closing of the redemption or purchase and sale of Units pursuant to an exercise of the Redemption Rights shall occur within 30 days following the giving of the Notice. Each Contributing Partner shall execute such documents as the General Partner may reasonably require in connection with the closing of such redemption or purchase and sale.

          Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Units pursuant to an exercise of Redemption Rights by any Contributing Partner and subject to the last sentence of Section 2(b), the Partnership shall deliver to such Contributing Partner the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights, the General Partner shall deliver to such Contributing Partner, at the election of the General Partner (which may be exercised in the General Partner's sole discretion), either (a) the Cash Purchase Price by check or (b) certificates representing the Shares and any other securities constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in Section 2(e), or a combination thereof.

          Matters Relating to Shares.

          Registration.

          The General Partner shall (i) prepare, file and use reasonable efforts to cause to become effective on or before the ninetieth day following the first anniversary of the date hereof a shelf registration statement, which may be on Form S-3, under the Securities Act relating to the Shares to be issued upon exercise of the Redemption Rights (assuming full satisfaction of such Redemption Rights by delivery of Shares to the extent permitted hereunder) and (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act.

          The General Partner shall pay all Registration Expenses incurred prior to the sixth anniversary of the date hereof with respect to filing and keeping effective the registration statement through such date, and the Holders of Units (other than Immediately Redeemable Units) shall reimburse the General Partner for Registration Expenses (or a pro rata portion of the

Registration Expenses based on the number of Shares issuable to such Holders upon full exercise of the Redemption Rights by such Holders relative to the total number of Shares issuable pursuant to such registration statement) which are incurred after the sixth anniversary of the date hereof in respect of maintaining effective (but not the initial filing and causing to become effective of) such registration statement; provided, however, that no Holder shall be required to reimburse any costs (i) of preparing any documents filed with the SEC that are incorporated by reference in the Registration Statement or
(ii) that become necessary because the General Partner is unable to use Form S-3 (or any equivalent short form that relies on incorporation by reference) for the reason that the General Partner has failed to comply on a timely basis with any requirement of the Acts or Form S-3. The reimbursement of such expenses by the Holders shall be paid upon demand.

          Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation to keep any registration statement filed pursuant to this Section 4.1 effective after the Expiration Date or if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated or all of the Holders of Units (other than the Immediately Redeemable Units) notify the General Partner in writing that the General Partner no longer need keep such registration statement effective.

          Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares to the extent permitted hereunder in full satisfaction of the Redemption Rights which are from time to time outstanding (assuming no limitations as to the ownership of such Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights to the extent permitted hereunder).

          Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights shall be duly and validly issued and fully paid and non-assessable.

          Transfer and Other Taxes. In the event that any state or local property transfer or other tax is payable as the result of or in connection with any exercise of the Redemption Rights by any Contributing Partner, such Contributing Partner shall pay such tax, and no Shares shall be issued or other consideration paid pursuant hereto until such Contributing Partner has paid to the General Partner or the Partnership, as the case may be, the amount of such tax or has provided evidence, in form reasonably satisfactory to the General Partner or the Partnership, as the case may be, as to the payment thereof.

          Anti-Dilution and Adjustment Provisions.

          The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares (unless a similar dividend, distribution, subdivision or combination occurs with respect to the Units). In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          If at any time the General Partner grants to the holders of its Common Stock any right to subscribe pro rata for additional securities of the General Partner, whether Common Stock or other classifications, or for any other securities or interests that any Contributing Partner (other than a Holder of Immediately Redeemable Units) would have been entitled to subscribe for if, immediately prior to such grant, such Contributing Partner had exercised its Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement, then the General Partner also shall grant to such Contributing Partner the same subscription rights that such Contributing Partner would be entitled to if such Contributing Partner had exercised its Redemption Rights in full and received the Share Purchase Price in satisfaction thereof prior to such grant.

          Upon the occurrence of a Major Transaction Event where at least one-half of the value (as determined in good faith by the General Partner) of the consideration received by the holders of Common Stock in connection with such Major Transaction Event is in the form of securities in a successor entity, the General Partner shall cause effective provision to be made so that, upon exercise of the Redemption Rights by a Contributing Partner (other than a Holder of Immediately Redeemable Units) and payment of the Purchase Price at any time following such Major Transaction Event by means of the Share Purchase Price, such Holder shall have the right to acquire, in lieu of the Shares which otherwise would have been issued to such Holder, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply anew to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if such Redemption Rights had been exercised and the General Partner had satisfied the Redemption Rights by delivery of the Share Purchase Price immediately before such Major Transaction

Event.

          In the event of any other Major Transaction Event, each Holder shall be entitled to exercise its Redemption Rights in full prior to the consummation of such Major Transaction Event, and, with respect to any Shares acquired upon exercise thereof, shall be entitled to all of the rights of the other holders of Shares with respect to any distribution by the General Partner (or the other party to such Major Transaction Event) in connection with such Major Transaction Event. If not exercised within forty-five days after written notice from the General Partner of such Major Transaction Event or such shorter period between the date of such notice and the effective date of such Major Transaction Event, the Redemption Rights shall terminate at the expiration of such period, but the Redemption Rights shall be revived if such Major Transaction Event is not consummated.

          The Partnership shall give written notice of any Major Transaction Event promptly after such Major Transaction is announced to the public.

          The provisions of this Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement, as amended from time to time.

          Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with this Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

          Miscellaneous Provisions.

          Notices. All notices or other communications given pursuant to this Agreement, including without limitation any Notice, shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing and otherwise as set forth in this Section 7.1. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answerback and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 7.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 110 North Wacker Drive, Chicago, Illinois 60606, facsimile number (312) 960-5463, Attention: Matthew Bucksbaum and Bernard Freibaum (with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attn.: Marshall E. Eisenberg), and, in the case of each

Contributing Partner, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

          Assignment. The rights of any Contributing Partner hereunder (including the Redemption Rights) shall automatically devolve upon any Person to the extent that such Person holds Units, and becomes a substituted partner with respect to such Units, in accordance with the Partnership Agreement, as amended from time to time, and delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof (but the rights of any Contributing Partner hereunder are not otherwise assignable). Subject to the provisions of Section 6, the General Partner may assign this Agreement without the consent of Contributing Partner, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

          Binding Effect. Except as otherwise set forth herein, this Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

          Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

          Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

          Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

          Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to a "Section" or "Exhibit" shall refer to a Section or Exhibit of this Agreement unless otherwise specified.

          Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the closing of any redemption or purchase and sale pursuant to an exercise of Redemption Rights hereunder.

          Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONTRIBUTING PARTNERS:

MSV PROPERTIES, L.L.C.,
a Georgia limited liability company

By: Sealy Retail Properties, L.L.C.

By: /s/ Mark P. Sealy
    ---------------------------------
Its: Member
     --------------------------------


SHREVE CAPITAL, INC.,
a Louisiana corporation


By:  /s/ Edward J. Crawford
     ---------------------------------
Its: President
     --------------------------------


CMS/VALLEY FORGE REAL ESTATE OPPORTUNITY
FUND, L.P., a Delaware limited
partnership


By: /s/ CMS/VF Associates, LP
    ---------------------------------
Its: General Partner
     --------------------------------

/s/ Harry J. Butler, Jr.
-------------------------------------
HARRY J. BUTLER, JR.


SEALY RETAIL PROPERTIES, L.L.C.,
a Louisiana limited liability company

/s/ Mark P. Sealy
-------------------------------------
Mark P. Sealy, member

/s/ Scott P. Sealy
-------------------------------------
SCOTT P. SEALY

/s/ Mark P. Sealy
-------------------------------------
MARK P. SEALY

/s/ Gwen Sealy
-------------------------------------
GWEN SEALY

/s/ Scott P. Sealy
-------------------------------------
SCOTT P. SEALY, not individually but solely as Trustee for

(i) J. Pollard Sealy Trust for Scott P. Sealy,

(ii) J. Pollard Sealy Trust for Laura Celeste Sealy Curtis,

(iii) J. Pollard Sealy Trust for Mark P. Sealy,

(iv) J. Pollard Sealy Trust for Lisa Wood Sealy Hollier, and

(v) J. Pollard Sealy Trust for Sue Sealy Geren.

PARTNERSHIP:

GGP LIMITED PARTNERSHIP,
a Delaware limited partnership

By: General Growth Properties, Inc.
    a Delaware corporation


By: /s/ Joel Bayer
    ---------------------------------
Its: Senior Vice President
     --------------------------------


GENERAL PARTNER:

General Growth Properties, Inc.
a Delaware corporation


By: /s/ Joel Bayer
    ---------------------------------
Its: Senior Vice President
     --------------------------------

Notice of Redemption

     The undersigned hereby irrevocably (i) exercises its Redemption Rights as to ___________ common units of limited partnership interest (the "Units") in GGP Limited Partnership (the "Partnership") in accordance with the terms of that certain Redemption Rights Agreement, dated _______________, 1998 (the "Agreement"), among the Partnership, General Growth Properties, Inc. (the "General Partner"), and the other parties thereto, (ii) transfers and surrenders such Units and all right, title and interest of the undersigned therein to the party, which shall be either the Partnership or the General Partner, that shall purchase or redeem such Units pursuant to the Agreement, and (iii) directs that the Cash Purchase Price or Share Purchase Price payable upon exercise of the Redemption Right be delivered to the address specified below and, if the Share Purchase Price is to be delivered, the Shares shall be registered or placed in the name(s) and at the address(es) specified below.

     The undersigned hereby represents, warrants, certifies and agrees (i) that the undersigned has good and marketable title to the Units, free and clear of all Liens, (ii) that the undersigned has the full right, power and authority to transfer and surrender the Units as provided herein and such transfer and surrender has been authorized by all necessary action, and (iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such transfer and surrender.

     Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Dated:
       ------------------------------

                                        SEALY RETAIL PROPERTIES, L.L.C.,
                                        a Louisiana limited
                                        liability company


                                        ----------------------------------------
                                        Mark P. Sealy

                                        ----------------------------------------
                                        (Street Address)

                                        ----------------------------------------
                                        City (State (Zip Code)

                                        Signature Guaranteed by


                                        ----------------------------------------

If Shares are to be issued, issue to: __________________________________________

Please insert social security or identifying number: ___________________________